 Financial
 -------------------
 Statements
 -------------------

 Delaware Group Value Fund, Inc.
 Statement of Net Assets
 November 30, 1995

                                                                   Number           Market
                                                                  of Shares          Value
 COMMON STOCK - 91.36%
 Aerospace & Defense - 1.58%
*Moog......................................................          80,500       $ 1,187,375
 Thiokol...................................................          53,700         1,819,088
                                                                                 ------------
                                                                                    3,006,463
                                                                                 ------------
 Automobiles & Automotive Parts - 2.44%
*Custom Chrome.............................................          88,400         2,165,800
 Smith (A.O.)..............................................          52,600         1,249,250
 Titan Wheel International.................................          71,100         1,217,588
                                                                                 ------------
                                                                                    4,632,638
                                                                                 ------------
 Banking, Finance & Insurance - 18.38%
 Allmerica Property & Casualty.............................          97,600         2,488,800
*Americredit...............................................         237,700         3,060,388
 California Federal Bank...................................         154,500         2,356,125
 First Security............................................          75,400         2,606,013
 Firstmerit................................................          52,500         1,509,375
 Fourth Financial..........................................          27,800         1,049,450
 Hibernia Class A..........................................          97,900         1,027,950
 Horace Mann Educators.....................................          68,600         1,989,400
*Investors Financial Services..............................          42,600           836,025
 Mid Ocean LTD.............................................          56,300         2,097,175
 Money Store...............................................          54,550         2,591,125
 ONBANCorp.................................................          39,000         1,294,313
 PMI Group.................................................          38,500         1,828,750
 PartnerRe Limited.........................................          48,300         1,270,894
 Prudential Reinsurance Holdings...........................          66,470         1,387,561
 Titan Holdings............................................          37,800           515,025
*Transport Holdings Class A................................          25,200           970,200
 USF&G.....................................................         106,300         1,833,675
 Union Planters............................................          50,500         1,590,750
 West One Bancorp..........................................          53,200         2,640,050
                                                                                 ------------
                                                                                   34,943,044
                                                                                 ------------
 Building, Housing & Materials - 8.33%
 Centex....................................................          81,300         2,672,738
*Centex Construction Products..............................          55,000           770,000
*Central Sprinkler.........................................          46,500         1,575,188
*Champion Enterprises......................................          97,400         2,922,000
 Continental Homes Holdings................................         100,100         1,839,338
 Elcor.....................................................          61,800         1,290,075
*Griffon...................................................         161,100         1,369,350
 Kaufman & Broad Home......................................         100,600         1,307,800
 Patrick Industries........................................          80,000         1,060,000
*Southern Energy Homes.....................................          57,000         1,018,875
                                                                                 ------------
                                                                                   15,825,364
                                                                                 ------------
 Chemicals - 2.27%
*CFC International.........................................          37,800           366,188
*Carbide/Graphite Group....................................          54,100           797,975
 Ferro.....................................................          56,200         1,250,450
*Scotts....................................................          93,900         1,895,606
                                                                                 ------------
                                                                                    4,310,219
                                                                                 ------------
 Energy & Energy Services - 8.43%
*Belden & Blake............................................          80,750         1,302,094
*Chesapeake Energy.........................................          19,000           807,500
 Cross Timbers Oil.........................................          38,300           660,675
 Devon Energy..............................................          68,000         1,640,500
*Global Marine.............................................         322,200         2,174,850
*Nabors Industries.........................................          55,000           543,125
*Noble Drilling............................................          90,375           666,516
*Offshore Logistics........................................         121,400         1,479,563
*Seacor Holdings...........................................          59,100         1,351,913
*Tom Brown.................................................         101,400         1,292,850
 USX-Delhi Group...........................................         107,400         1,100,850
 Valero Energy.............................................          74,000         1,914,750
 Western Gas Resources.....................................          67,100         1,090,375
                                                                                 ------------
                                                                                   16,025,561
                                                                                 ------------
 Food, Beverage & Tobacco - 2.21%
*Bush Boake Allen..........................................          53,200         1,635,900
*Daka International........................................          34,200           970,425
 International Multifoods..................................          68,000         1,589,500
                                                                                 ------------
                                                                                    4,195,825
                                                                                 ------------
 Healthcare & Pharmaceuticals - 11.03%
*Arbor Health Care.........................................         104,800         1,873,300
*Community Health Systems..................................          56,700         1,941,975
*Lincare Holdings..........................................          54,300         1,459,313
*Mariner Health Group......................................         154,100         2,051,456
*Marquette Electronics Class A.............................          83,300         1,603,525
*Maxicare Health Plans.....................................         126,800         2,757,900
*Mid Atlantic Medical Services.............................         109,200         2,661,750
*Multicare.................................................          93,700         1,955,988
 Owens & Minor.............................................          64,300           835,900
*Sunrise Medical...........................................          19,000           327,750
*Sybron International......................................          28,400         1,370,300
*Universal Health Services Class B.........................          51,700         2,132,625
                                                                                 ------------
                                                                                   20,971,782
                                                                                 ------------
 Industrial Machinery - 8.93%
 Cascade...................................................          61,800           888,375
*Global Industrial Technologies............................         128,900         2,287,975
 Greenfield Industries.....................................          14,200           438,425
 IDEX......................................................          59,000         2,426,375
 JLG Industries............................................         104,000         2,925,000
 Keystone International....................................          70,900         1,453,450
*MagneTek..................................................          70,900           584,925
 Manitowoc.................................................          34,900         1,025,188
 Regal-Beloit..............................................          96,400         2,120,800
*Rexel.....................................................         118,100         1,594,350
 TriMas....................................................          32,200           619,850

                                                                   Number           Market
                                                                  of Shares          Value
 COMMON STOCK (Continued)
 Industrial Machinery (Continued)
 Varlen....................................................          23,650      $    617,856
                                                                                 ------------
                                                                                   16,982,569
                                                                                 ------------
 Media, Leisure & Entertainment - 7.12%
 Callaway Golf.............................................          38,300           761,213
*Carmike Cinemas-Class A...................................          95,000         2,327,500
*Devon Group...............................................          55,800         2,134,350
*Hollywood Park............................................         126,700         1,282,838
 Polaris Industries........................................          69,100         2,124,825
 Reynolds & Reynolds Class A...............................          96,600         3,682,875
*Valassis Communications...................................          79,500         1,222,313
                                                                                 ------------
                                                                                   13,535,914
                                                                                 ------------
 Metals & Mining - 1.24%
 AK Steel Holding..........................................          45,300         1,568,513
*Lone Star Technologies....................................          31,800           278,250
*Universal Stainless & Alloy Products......................          47,300           505,519
                                                                                 ------------
                                                                                    2,352,282
                                                                                 ------------
 Paper & Forest Products - 5.16%
 Boise Cascade.............................................          47,000         1,750,750
 Chesapeake................................................          66,200         1,952,900
 Longview Fibre............................................         125,300         2,161,425
 Rayonier..................................................          49,900         1,908,675
 Willamette Industries.....................................          33,500         2,035,125
                                                                                 ------------
                                                                                    9,808,875
                                                                                 ------------
 Real Estate - 5.98%
 Developers Diversified Realty.............................          59,800         1,689,350
 Highwoods Properties......................................          71,400         1,883,175
 Public Storage............................................         107,600         1,936,800
 ROC Communities...........................................          85,900         1,922,013
 Reckson Associates Realty.................................          69,700         1,942,888
 Starwood Lodging Trust....................................          72,100         1,991,763
                                                                                 ------------
                                                                                   11,365,989
                                                                                 ------------
 Retail & Apparel - 0.83%
*Lands' End................................................          63,400           935,150
*Musicland Stores..........................................         100,900           643,238
                                                                                 ------------
                                                                                    1,578,388
                                                                                 ------------
 Technology - 2.05%
*Cable Design Technologies.................................          18,900           815,063
*Cherry Class A............................................          52,100           527,513
*Cherry Class B............................................          48,500           491,063
 Methode Electronics Class A...............................         140,100         2,066,475
                                                                                 ------------
                                                                                    3,900,114
                                                                                 ------------
 Textiles & Furniture - 1.35%
 Juno Lighting.............................................          95,000         1,508,125
*Mohawk Industries.........................................          61,400         1,066,825
                                                                                 ------------
                                                                                    2,574,950
                                                                                 ------------
 Transportation & Related - 4.03%
*ABC Rail Products.........................................          64,300         1,418,619
 Airborne Freight..........................................          70,900         1,994,063
*Airways...................................................          82,700           795,988
*Landstar Systems..........................................          47,500         1,217,188
*Mesaba Holdings...........................................          82,700           568,563
 TNT Freightways...........................................          84,800         1,664,200
                                                                                 ------------
                                                                                    7,658,621
                                                                                 ------------
 Total Common Stocks
   (cost $142,409,821).....................................                       173,668,598
                                                                                 ------------
                                                                  Principal
                                                                     Amount
 SHORT-TERM INVESTMENTS - 3.15%
 Federal National Mortgage Association
   Discount Notes 12/5/95..................................      $6,000,000         5,996,200
                                                                                 ------------
 Total Short-Term Investments
   (cost $5,996,200).......................................                         5,996,200
                                                                                 ------------
 REPURCHASE AGREEMENTS - 6.72%
 With Chase Manhattan Bank 5.875%
   12/1/95 (dated 11/30/95,
   collateralized by $4,502,000 U.S.
   Treasury Notes 6.125% due 5/31/97,
   market value $4,545,207)................................       4,430,000         4,430,000
 With J.P. Morgan Bank 5.875% 12/1/95
   (dated 11/30/95, collateralized by
   $4,174,000 U.S. Treasury Notes
   6.50% due 4/30/97, market value
   $4,257,866).............................................       4,169,000         4,169,000
 With PaineWebber 5.85% 12/1/95
   (dated 11/30/95, collateralized by
   $4,245,000 U.S. Treasury Notes
   5.625% due 11/30/00, market
   value $4,261,769).......................................       4,169,000         4,169,000
                                                                                 ------------
 Total Repurchase Agreements
   (cost $12,768,000)......................................                        12,768,000
                                                                                 ------------
 TOTAL MARKET VALUE OF SECURITIES - 101.23%
   (COST $161,174,021).....................................                       192,432,798
 LIABILITIES NET OF RECEIVABLES AND
   OTHER ASSETS - ( 1.23% )................................                       (2,335,223)
                                                                                 ------------
 NET ASSETS APPLICABLE TO 8,352,173
   ($.01 PAR VALUE) OUTSTANDING - 100.00%..................                      $190,097,575
                                                                                 ============
 NET ASSET VALUE - VALUE FUND A CLASS
   ($177,011,337 / 7,776,729 shares).......................                            $22.76
                                                                                       ======
 NET ASSET VALUE - VALUE FUND B CLASS
   ($5,787,447 / 256,143 shares)...........................                            $22.59
                                                                                       ======
 NET ASSET VALUE - VALUE FUND C CLASS
   ($5,031/ 221 shares)....................................                            $22.76
                                                                                       ======
 NET ASSET VALUE - VALUE FUND
   INSTITUTIONAL CLASS ($7,293,760 / 319,080 shares).......                            $22.86
                                                                                       ======

                                                                            Market
                                                                             Value
 COMPONENTS OF NET ASSETS AT NOVEMBER 30, 1995:
 Common stock, $.01 par value, 500,000,000 shares
   authorized to the Fund with 150,000,000
   shares allocated to Value Fund A Class, 100,000,000
   shares allocated to Value Fund B Class,
   50,000,000 shares allocated to Value Fund C Class,
   and 50,000,000 shares allocated to Value Fund
   Institutional Class.....................................              $149,536,885
 Accumulated undistributed income:
   Net investment income...................................                 2,017,066
   Net realized gain on investments and
     foreign currencies....................................                 7,285,169
   Net unrealized appreciation of investments and
     foreign currencies....................................                31,258,455
                                                                         ------------
 Total net assets..........................................              $190,097,575
                                                                         ------------

--------------------
* Non-income producing security for the year ended November 30, 1995.

                            See accompanying notes

 Delaware Group Value Fund, Inc.
 Statement of Operations
 Year Ended November 30, 1995

 INVESTMENT INCOME:
 Interest.............................................    $2,703,947
 Dividends (net of foreign taxes).....................     2,288,782     $ 4,992,729
                                                          ----------
 EXPENSES:
 Management fees ($1,371,155)
   and directors' fees ($15,288)......................     1,386,443
 Distribution expenses................................       559,818
 Dividend disbursing and transfer
   agent fees and expenses............................       513,172
 Registration fees....................................        67,427
 Reports and statements to shareholders...............        51,448
 Salaries.............................................        46,221
 Custodian fees.......................................        29,605
 Professional fees....................................        25,076
 Taxes, other than taxes on income....................        19,400
 Other................................................        43,249       2,741,859
                                                          ----------     -----------
 NET INVESTMENT INCOME................................                     2,250,870
                                                                         -----------
 NET REALIZED AND UNREALIZED GAIN
   ON INVESTMENTS AND
   FOREIGN CURRENCIES:
 Net realized gain (loss) on:
   Investment transactions............................                     7,405,943
   Foreign currency...................................                      (151,093)
                                                                         -----------
   Net realized gain..................................                     7,254,850
 Net unrealized appreciation of investments
   and foreign currency during the period.............                    24,932,006
                                                                         -----------
 NET REALIZED AND UNREALIZED GAIN
   ON INVESTMENTS.....................................                    32,186,856
                                                                         -----------
 NET INCREASE IN NET ASSETS RESULTING
   FROM OPERATIONS....................................                   $34,437,726
                                                                         ===========
 NET ASSET VALUE AND OFFERING PRICE PER SHARE
   VALUE FUND A CLASS:
 Net asset value per share (A)........................                        $22.76
 Sales charge (4.75% of offering price, or 5.01% of
   amount invested per share) (B).....................                          1.14
                                                                              ------
 Offering Price.......................................                        $23.90
                                                                              ======

--------------------
(A) Net asset value per share, as illustrated, is the estimated amount which would be paid upon the redemption or repurchase of shares.

(B) See Purchasing Shares in the current Prospectus for purchases of $100,000 or more. Effective November 29, 1995 the maximum sales charge was reduced from 5.75% to 4.75%.

                            See accompanying notes
10

 Delaware Group Value Fund, Inc.
 Statements of Changes in Net Assets

                                                              Year Ended       Year Ended
                                                               11/30/95         11/30/94
 OPERATIONS:
 Net investment income.................................      $  2,250,870     $  1,400,728
 Net realized gain from security
   transactions and foreign currencies.................         7,254,850        2,439,590
 Net unrealized appreciation (depreciation)
   of investments during the period....................        24,932,006       (9,879,689)
                                                             ------------     ------------
 Net increase (decrease) in net assets
   resulting from operations...........................        34,437,726       (6,039,371)
                                                             ------------     ------------
 DISTRIBUTIONS TO SHAREHOLDERS FROM:
 Net investment income:
   Value Fund A Class..................................        (1,473,989)        (268,712)
   Value Fund B Class..................................           (13,005)              --
   Value Fund C Class..................................                --               --
   Value Fund Institutional Class......................           (74,067)         (21,832)
 Net realized gain from security transactions:
   Value Fund A Class..................................        (2,306,541)      (1,305,068)
   Value Fund B Class..................................           (21,675)              --
   Value Fund C Class..................................                --               --
   Value Fund Institutional Class......................           (86,125)         (46,393)
                                                             ------------     ------------
                                                               (3,975,402)      (1,642,005)
                                                             ------------     ------------
 CAPITAL SHARE TRANSACTIONS:
 Proceeds from shares sold:
   Value Fund A Class..................................        53,057,497      126,050,942
   Value Fund B Class..................................         4,607,799        1,551,271
   Value Fund C Class..................................             5,030               --
   Value Fund Institutional Class......................         4,893,677        3,152,293
 Net asset value of shares issued upon
   reinvestment of dividends from net
   investment income and net realized
   gain from security transactions:
   Value Fund A Class..................................         3,572,237        1,449,342
   Value Fund B Class..................................            32,715               --
   Value Fund C Class..................................                --               --
   Value Fund Institutional Class......................           160,192           68,225
                                                             ------------     ------------
                                                               66,329,147      132,272,073
                                                             ------------     ------------
 Cost of shares repurchased:
   Value Fund A Class..................................       (87,750,505)     (92,020,403)
   Value Fund B Class..................................          (998,195)         (40,173)
   Value Fund C Class..................................                --               --
   Value Fund Institutional Class......................        (5,283,529)      (2,051,443)
                                                             ------------     ------------
                                                              (94,032,229)     (94,112,019)
                                                             ------------     ------------
 Increase (decrease) in net assets derived
   from capital share transactions.....................       (27,703,082)      38,160,054
                                                             ------------     ------------
 NET INCREASE IN NET ASSETS:...........................         2,759,242       30,478,678
                                                             ------------     ------------
 Beginning of period...................................       187,338,333      156,859,655
                                                             ------------     ------------
 End of period (including undistributed
   net investment income of $2,017,066
   and $1,327,257, respectively).......................      $190,097,575     $187,338,333
                                                             ============     ============

                            See accompanying notes

Delaware Group Value Fund
Notes to Financial Statements
November 30, 1995

Delaware Group Value Fund, Inc. ("the Fund") is registered as a diversified open-end investment company under the Investment Company Act of 1940. The Fund is organized as a Maryland corporation and offers four classes of shares.

1. Significant Accounting Policies

The following accounting policies are in accordance with generally accepted accounting principles and are consistently followed by the Fund:

Security Valuation - Securities listed on an exchange are valued at the last quoted sales price as of 4:00 pm New York time on the valuation date. Securities not traded or securities not listed on an exchange are valued at the mean of the last quoted bid and asked prices. Long-term debt securities are valued by an independent pricing service when such prices are believed to reflect the fair value of such securities. Money market instruments having less than 60 days to maturity are valued at amortized cost.

Federal Income Taxes - The Fund intends to continue to qualify as a regulated investment company and make the requisite distributions to shareholders. Accordingly, no provision for federal income taxes is required in the financial statements.

Repurchase Agreements - The Fund may invest in a pooled cash account along with other members of the Delaware Group of Funds. The aggregate daily balance of the pooled cash account is invested in repurchase agreements secured by obligations of the U.S. government. The respective collateral is held by the Fund's custodian bank until the maturity of the respective repurchase agreements. Each repurchase agreement is 100% collateralized. However, in the event of default or bankruptcy by the counterparty to the agreement, realization of the collateral may be subject to legal proceedings.

Class Accounting - Investment income, common expenses, and gains (losses) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Distribution expenses relating to a specific class are charged directly to that class.

Foreign Currencies - The value of all assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate of such currencies against the U.S. dollar as of 3:00 pm New York time. Forward foreign currency contracts are valued at the mean between the bid and asked prices of the contracts. Interpolated values are derived when the settlement date of the contract is an interim date for which quotations are not available.

Other - Expenses common to all funds within the Delaware Group of Funds are allocated amongst the funds on the basis of average net assets. Security transactions are recorded on the date the securities are purchased or sold (trade date). Costs used in calculating realized gains and losses on the sale of investment securities are those of the specific securities sold. Dividend income is recorded on the ex-dividend date and interest income is recorded on an accrual basis.

Certain fund expenses are paid directly by brokers. The amount of these expenses is less than 0.01% of the Fund's average net assets.

2. Investment Management and Distribution Agreements

In accordance with the terms of the Investment Management Agreement, the Fund pays Delaware Management Company, Inc. (DMC), the Investment Manager of the Fund, a fee which is calculated daily at the annual rate of 0.75% of the average daily net assets of the Fund less fees paid to the independent directors. At November 30, 1995, the Fund had a liability for Investment Management fees and other expenses payable to DMC for $28,710.

Pursuant to the Distribution Agreement, the Fund pays Delaware Distributors, L.P. (DDLP), the Distributor and affiliate of DMC, an annual fee of 0.30% of the average daily net assets of the A Class and 1.00% of the average daily net assets of the B Class and the C Class. No distribution expenses are paid by the Institutional Class. At November 30, 1995, the Fund had a liability for distribution fees and other expenses payable to DDLP for $6,403. For the year ended November 30, 1995, the Fund paid DDLP $80,695 for commissions earned on sales of Value Fund A Class shares.

The Fund has engaged Delaware Service Company,Inc. (DSC), an affiliate of DMC, to serve as dividend disbursing and transfer agent for the Fund. For the year ended November 30, 1995, the Fund expensed $513,172 for these services. At November 30, 1995, the Fund had a liability for such fees and other expenses payable to DSC for $2,556.

Certain officers of the Investment Manager are officers, directors, and/or employees of the Fund. These officers, directors, and employees are paid no compensation by the Fund.

On April 3, 1995, Delaware Management Holdings, Inc., the indirect parent of DMC, DDLP and DSC, through a merger transaction (the "Merger") became a wholly-owned subsidiary of Lincoln National Corporation. Other than the resulting change in ownership, the Merger will not materially change the manner in which DMC, DDLP and DSC have heretofore conducted their relationships with the Fund.

3. Investments

During the year ended November 30, 1995, the Fund made purchases of $110,242,959 and sales of $91,339,822 of investment securities other than U.S. government securities and temporary cash investments.

At November 30, 1995, unrealized appreciation for federal income tax purposes aggregated $31,258,777 of which $36,370,875 related to unrealized appreciation of securities and $5,112,098 related to unrealized depreciation of securities.

The realized gain for federal income tax purposes was $7,400,341 for the year ended November 30, 1995.

4. Capital Stock

Transactions in capital stock shares were as follows:

                                                         Year Ended      Year Ended
                                                          11/30/95        11/30/94
 Shares sold:
   Value Fund A Class............................        2,698,238       6,203,942
   Value Fund B Class............................          227,700          77,412
   Value Fund C Class............................              221              --
   Value Fund Institutional Class................          232,840         155,126

 Shares issued upon reinvestment of
   dividends from net investment
   income and distributions of net realized
   gain from security transactions:
   Value Fund A Class............................          190,919          70,565
   Value Fund B Class............................            1,750              --
   Value Fund C Class............................               --              --
   Value Fund Institutional Class................            8,548           3,317
                                                        ----------      ----------
                                                         3,360,216       6,510,362
                                                        ----------      ----------
 Shares repurchased:
   Value Fund A Class............................       (4,401,949)     (4,527,081)
   Value Fund B Class............................          (48,686)         (2,033)
   Value Fund C Class............................               --              --
   Value Fund Institutional Class................         (251,372)       (101,287)
                                                        ----------      ----------
                                                        (4,702,007)     (4,630,401)
                                                        ----------      ----------
   Net Increase (decrease).......................       (1,341,791)      1,879,961
                                                        ==========      ==========

The Fund declared distributions of $0.89 per share from net realized gain from security transactions and $0.24, $0.095, $0.28 and $0.30 per share for Value Fund A Class, Value Fund B Class, Value Fund C Class and Value Fund Institutional Class, respectively, from net investment income, payable on January 4, 1996 to shareholders of record December 26, 1995. The ex-dividend date was December 27, 1995.

5. Securities Lending

The market value of securities on loan to broker/dealers at November 30, 1995 was $22,028,813 for which the Fund received cash collateral of $22,666,300.

6. Lines of Credit

The Fund has a committed line of credit for $2,500,000. No amount was outstanding at November 30, 1995 or at any time during the last fiscal year.

7. Financial Highlights

Selected data for each share of the Fund outstanding throughout each period were as follows:

                                                                                           Value Fund A Class
                                                                     ----------------------------------------------------------
                                                                                      Year Ended November 30, 1995
                                                                        1995         1994        1993        1992        1991
Net asset value, beginning of period.............................     $19.320      $20.070     $17.750    $ 15.320     $11.050
Income from investment operations:
  Net investment income (loss)...................................       0.253        0.142       0.033       0.060      (0.006)
  Net realized and unrealized gain (loss) from
    security transactions........................................       3.597       (0.687)      3.147       3.360       4.681
                                                                      -------      -------     -------     -------     -------
  Total from investment operations...............................       3.850       (0.545)      3.180       3.420       4.675
Less distributions:
  Dividends from net investment income...........................      (0.160)      (0.035)     (0.040)        none     (0.155)
  Distributions from net realized gain from
    security transactions........................................      (0.250)      (0.170)     (0.820)     (0.990)     (0.250)
                                                                      -------      -------     -------     -------     -------
  Total distributions............................................      (0.410)      (0.205)     (0.860)     (0.990)     (0.405)
Net asset value, end of period...................................     $22.760      $19.320     $20.070     $17.750     $15.320
                                                                      =======      =======     =======     =======     =======

Total return/1/..................................................       20.39%      (2.78%)      18.59%      22.99%      43.61%

Ratios/supplemental data:
  Net assets, end of period (000 omitted)........................    $177,011     $179,498    $151,384     $38,792     $12,041
  Ratio of expenses to average net assets........................        1.48%        1.46%       1.64%       1.93%       2.26%
  Ratio of net investment income (loss) to average net assets....        1.18%        0.75%       0.25%       0.39%     (0.07%)
  Portfolio turnover.............................................          65%          14%         32%         68%         99%

--------------------
/1/ Does not include maximum sales charge of 4.75% nor the 1% limited contingent deferred sales charge that would apply in the event of certain redemptions within 12 months of purchase.

Selected data for each share of the Fund outstanding throughout each period were as follows:

                                                                        Value Fund
                                                   Value Fund B Class     C Class            Value Fund Institutional Class
                                                 ---------------------- ------------  ----------------------------------------------

                                                    Year     9/6/94/1/  11/29/95/4/     Year        Year        Year     11/9/92/1/
                                                   Ended         to          to         Ended       Ended       Ended        to
                                                  11/30/95    11/30/94    11/30/95    11/30/95    11/30/94    11/30/93    11/30/92
Net asset value, beginning of period..........    $19.300     $20.280      $22.510     $19.400     $20.140     $17.750     $17.090
Income from investment operations:
  Net investment income.......................      0.141       0.011         none       0.297       0.195       0.092       0.004
  Net realized and unrealized gain (loss)
    from security transactions................      3.549      (0.991)       0.250       3.628      (0.685)      3.158       0.656
                                                  -------     -------      -------     -------     -------     -------     -------
  Total from investment operations............      3.690      (0.980)       0.250       3.925      (0.490)      3.250       0.660
Less distributions:
  Dividends from net investment income........     (0.150)       none         none      (0.215)     (0.080)     (0.040)       none
  Distributions from net realized gain
    from security transactions................     (0.250)       none         none      (0.250)     (0.170)     (0.820)       none
                                                  -------     -------      -------     -------     -------     -------     -------
  Total distributions.........................     (0.400)       none         none      (0.465)     (0.250)     (0.860)       none
Net asset value, end of period................    $22.590     $19.300      $22.760     $22.860     $19.400     $20.140     $17.750
                                                  =======     =======      =======     =======     =======     =======     =======
Total return/2/...............................      19.55%     (4.83%)          /3/      20.76%     (2.51%)      19.00%       3.86%
Ratios/supplemental data:
  Net assets, end of period (000 omitted).....     $5,788      $1,455           $5      $7,294      $6,385      $5,476      $1,558
  Ratio of expenses to average net assets.....       2.18%       2.16%          /3/       1.18%       1.16%       1.34%       1.63%
  Ratio of net investment income to average
    net assets................................       0.48%       0.05%          /3/       1.48%       1.05%       0.55%       0.69%
  Portfolio turnover..........................         65%         14%          /3/         65%         14%         32%         68%

--------------------
/1/ Date of initial public offering; ratios have been annualized and total return has not been annualized.

/2/ Does not include contingent deferred sales charge which varies from 1% - 4% depending upon the holding period for Value Fund B Class.

/3/ The ratios of expenses and net investment income to average net assets, portfolio turnover and total return have been omitted as management believes that such ratios and return for this relatively short period are not meaningful.

/4/ Date of initial public offering.

                            See accompanying notes

Delaware Group Value Fund, Inc.
Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Group Value Fund, Inc.

We have audited the accompanying statement of net assets of the Delaware Group Value Fund, Inc. as of November 30, 1995, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 1995 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above presents fairly, in all material respects, the financial position of Delaware Group Value Fund, Inc. at November 30, 1995, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with general accepted accounting principles.

                               Ernst & Young LLP

Philadelphia, Pennsylvania
January 5, 1996